UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On April 20, 2012, Accuray Incorporated (“Accuray”), entered into various transaction agreements with Compact Particle Acceleration Corporation, a Wisconsin corporation (“CPAC”).  CPAC was established in 2008 by TomoTherapy Incorporated, a Wisconsin corporation (“TomoTherapy”), which is now a wholly-owned subsidiary of Accuray, to develop a compact proton therapy system for the treatment of cancer.  Accuray has invested in CPAC subsequent to its acquisition of TomoTherapy.  The new agreements provide for the following:

•                  As part of a preferred stock financing that CPAC is undertaking, Accuray agreed to invest a minimum of $1,100,000 and a maximum of $1,825,000 in exchange for Series A Preferred Stock of CPAC and warrants to purchase shares of Series B Common Stock of CPAC.  At the initial closing of the preferred stock financing on April 20, 2012, Accuray invested $1,100,000.  Accuray also received additional shares of Series B Common Stock.  Other investors are participating in the financing and participated in the initial closing.

•                  At the initial closing of the preferred stock financing, Accuray (directly and through TomoTherapy) and other current investors converted the outstanding principal and interest under their bridge loan convertible promissory notes into Series A Preferred Stock and Series A-1 Preferred Stock of CPAC.  The total principal and interest so converted under Accuray’s and TomoTherapy’s convertible promissory notes was approximately $1,326,000.

•                  Following the initial closing, Accuray (directly and indirectly through TomoTherapy, including shares previously owned by TomoTherapy prior to this financing) owns approximately 14.1% of the outstanding stock of CPAC and approximately 16.3% on a fully diluted basis.  Following the completion of CPAC’s on-going preferred stock financing, Accuray anticipates that it will own between 16.5% and 17.9% of the outstanding stock of CPAC and between 18.2% and 19.0% on a fully diluted basis.

•                  At the initial closing of the preferred stock financing, the $1,900,000 principal amount revolving promissory note issued by CPAC to TomoTherapy in March 2011 (as amended in May 2011) was amended again to extend the maturity date from December 31, 2011 to December 31, 2012.  Accuray has the right to convert all or any part of the outstanding principal and interest under the revolving promissory note into Series A Preferred Stock of CPAC at any time until September 30, 2012.  If the second closing of the preferred stock financing occurs (which requires a minimum specified investment amount from third parties), then Accuray will be obligated to convert the revolving promissory note into Series A Preferred Stock of CPAC, provided that in no event will Accuray be obligated to convert the note to the extent such conversion would result in Accuray (including TomoTherapy) owning 19% or more of CPAC’s stock, calculated on both a fully diluted and outstanding shares basis.  To the extent that any portion of the revolving promissory note remains outstanding following the second closing, the note will be amended to change the maturity date to December 31, 2015 and to decrease the interest rate from 12% per annum to 8% per annum compounded quarterly.

•                  Accuray, TomoTherapy, the shareholders of CPAC and CPAC entered into a shareholder agreement which provides, among other things, that:

•                  Accuray is granted (1) the right to designate an individual as a member of the board of directors of CPAC and (2) a board observer position for the CPAC board of directors;

•                  Accuray has the option, upon the occurrence of certain events, to elect to either acquire CPAC (via a merger or stock purchase) or enter into a non-exclusive supply and distribution agreement for CPAC’s compact proton therapy (dielectric-wall accelerator (“DWA”)) products.  The triggers for the option becoming exercisable include CPAC achieving certain technical milestones or the CPAC board approving a proposal for the acquisition of CPAC.  If Accuray were to elect the option to acquire the company, the acquisition price would be equal to the fair market value of CPAC at such time, as determined by one or more appraisers, pursuant to the terms of the shareholder agreement;

•                  The shareholders of CPAC agree to vote their shares in favor of any acquisition proposed by Accuray in accordance with the shareholder agreement; and

•                  As a result of the new shareholder agreement, the parties have terminated the option that Accuray previously had (through TomoTherapy) to purchase a portion of the CPAC stock held by CPAC investors in exchange for the right to commercialize the technology in the medical field.

•                  TomoTherapy and CPAC also agreed to restructure their licensing relationship by entering into the Amended and Restated Limited Exclusive Sublicense and Cross-License Agreement for Dielectric Wall Accelerator Technology (the “Amended CPAC License Agreement”) effective as of April 20, 2012.  The Amended CPAC License Agreement amends and restates the Limited Exclusive Patent License Agreement dated as of April 25, 2011 between TomoTherapy and CPAC under which TomoTherapy sublicensed to CPAC rights granted to TomoTherapy by Lawrence Livermore National Security, LLC (“LLNS”) under the Limited Exclusive Patent License Agreement dated as of February 23, 2007 (the “LLNS License Agreement”), between TomoTherapy and LLNS.  The Amended CPAC License Agreement also incorporates certain cross licenses by TomoTherapy and CPAC of intellectual property relating to DWA technology that were granted in the Cross-License Agreement dated as of August 4, 2009 between TomoTherapy and CPAC (now superseded by the Amended CPAC License Agreement).  The Amended CPAC License Agreement authorizes CPAC to negotiate certain matters relating to LLNS License Agreement directly with LLNS (subject to TomoTherapy’s approval of any amendments to the LLNS License Agreement) and clarifies the amount of the royalty that is payable by CPAC to TomoTherapy in connection with sales by CPAC of products that are covered by the intellectual property licensed and sublicensed by TomoTherapy under the Amended CPAC License Agreement.  In addition, TomoTherapy is assigning to CPAC the right of first refusal granted to TomoTherapy under the LLNS License Agreement to expand the Field of Use (as defined in the LLNS License Agreement) in which TomoTherapy is licensed under the LLNS License Agreement to include the Commercial DWA (as defined in the LLNS License Agreement) field of use and the National Security DWA (as defined in the LLNS License Agreement) field of use, thereby enabling CPAC to negotiate a license to the LLNS patents in the Commercial DWA field of use and the National Security DWA field of use directly from LLNS (this assignment is effective only if LLNS consents to the assignment).

•                  Accuray and CPAC agreed to terminate no later than June 30, 2012 the arrangement pursuant to which TomoTherapy provides certain accounting and back office support and management services to CPAC.

Accuray believes that following the transactions described above, it will continue to consolidate CPAC in its financial statements since it will continue to be the primary beneficiary of CPAC (a variable interest entity).

The securities offered and sold in the CPAC financing described above have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transactions between Accuray and CPAC.  Except for the historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this report relate, but are not limited, to the expected structure and timetable for the transaction between Accuray and CPAC, the expected amount to be invested by Accuray in the CPAC financing, the amount of debt potentially to be converted into CPAC stock, the percentage ownership interest of Accuray in CPAC, the potential exercise by Accuray of the option to acquire CPAC or to enter into a supply and distribution agreement, and accounting treatment of Accuray’s ownership interest in CPAC.  Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include:  the satisfaction of closing conditions for the transactions between Accuray and CPAC; the ability of CPAC to raise additional equity investment from other investors; the impact of any failure to complete the transactions; the risk that Accuray and CPAC will not realize the anticipated benefits of the transactions; other factors beyond the companies’ control; and the risk factors and other cautionary statements described in Accuray’s filings with the SEC.  Please refer to the Risk Factors section in Part II, Item IA. of Accuray’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2011 and December 31, 2011, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements.  Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events.  You should not put undue reliance on any forward-looking statements.  Accuray does not intend to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Darren J. Milliken
Date: April 23, 2012	Senior Vice President, General Counsel & Corporate Secretary